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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           DECEMBER 2, 1996


Commission File Number:    1-11954


                              VORNADO REALTY TRUST
             (Exact name of registrant as specified in its charter)


                  MARYLAND                                      22-1657560
(State or other jurisdiction of incorporation                (I.R.S. Employer
               or organization)                           Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                        07663
    (Address of principal executive offices)                          (Zip Code)


                                  (201)587-1000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)






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Items 1-4.        Not Applicable.

Items 5.          Other Events.


                           Vornado Realty Trust, a Maryland real estate
                  investment trust, (the "Company"), announced on December 2, 1996 that Michael D. Fascitelli had become the new President of the Company and had been elected to the Company's Board. Mr. Fascitelli has signed a five year employment contract under which he has been granted options for 1,750,000 common shares of beneficial interest ("Common Shares") of the Company. He will also receive a deferred payment which is intended to compensate him for the loss of his present compensation, consisting of $5 million in cash and a $20 million convertible obligation, payable at the Company's option in 459,770 Common Shares or the cash equivalent of their appreciated value.

                           In connection with the employment arrangements for
                  Mr. Fascitelli, the Board of Directors has passed a resolution, the effect of which is to raise the limitation that previously restricted, with certain exceptions, shareholders from owning more than 2% of the outstanding Common Shares, to 6.7%.

Item 6.  Not Applicable.

Item 7.  Exhibits.

                  99 Press release, dated December 2, 1996, issued by the Company.

Item 8-9.         Not Applicable.



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                              VORNADO REALTY TRUST


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                           VORNADO REALTY TRUST
                                                         -----------------------
                                                                (Registrant)



Date:  December 10, 1996                                 /s/ Joseph Macnow
                                                         -----------------------
                                                             JOSEPH MACNOW
                                                             Vice President,
                                                         Chief Financial Officer



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